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                                                                    EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Intervisual Books, Inc.
Santa Monica, California

We consent to the incorporation by reference to the Registration Statements on Form S-8 (SEC file no. 33-58990, SEC file no. 333-04784, SEC file no. 333-34009,
SEC file no. 333-34015, SEC file no. 333-76835, SEC file no. 333-34832, and SEC file no. 333-45160) of our report dated March 2, 2001, except for Note 6 and 7, as to which the date is April 16, 2001 with respect to the financial statements of Intervisual Books, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2000.


                                              /s/ BDO Seidman, LLP

                                              BDO SEIDMAN, LLP



Date:  April 16, 2001
Los Angeles, California